Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
Radisys Corporation:

We consent to the incorporation by reference in the registration statement Nos. 333-183807 and 333-191229 on Form S-3 and registration statement Nos. 333-80577, 333-00514, 333-46473, 333-80087, 333-80089, 333-85093, 333-38966, 333-38988, 333-50582, 333-50584, 333-68362, 333-106670, 333-111520, 333-116570, 333-126189, 333-137060, 333-142968, 333-142969, 333-158959, 333-162230, 333-162231, 333-169044, 333-173885, 333-175510, 333-175511, 333-191033, 333-191034, 333-190171, and 333-190176 on Form S-8 of Radisys Corporation of our report dated March 14, 2014, with respect to the consolidated balance sheets of Radisys Corporation as of December 31, 2013 and 2012, and the related consolidated statements of operations, comprehensive loss, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2013, and the effectiveness of internal control over financial reporting as of December 31, 2013, which report appears in the December 31, 2013 annual report on Form 10-K of Radisys Corporation.

/s/ KPMG

Portland, Oregon
March 14, 2014